Exhibit 10.3

SERVICES AGREEMENT

This SERVICES AGREEMENT (the “Agreement”) dated as of January 27, 2023 (the “Effective Date”) is made by and between Twin River Management Group, Inc. (“Company,”), and its subsidiary entities set forth in the signature pages hereto as may be amended from time to time (each a “Subsidiary”).

WHEREAS, Company is the parent of Subsidiary; and

WHEREAS, Subsidiary has determined it to be in its best interests, and those of its stockholders, customers, suppliers, creditors, and other persons and entities having an interest in Subsidiary, to operate efficiently, successfully and profitably and to avail itself of the entire range of expertise and capabilities of Company; and

WHEREAS, Subsidiary further recognizes that Company is entitled to be reasonably compensated for the value of such services; and

WHEREAS, the parties hereto, by entering into this Agreement, do not intend to abrogate, negate or withdraw any of the authority, duties, or responsibilities of the officers and directors of Subsidiary at any time; and

WHEREAS, the parties have agreed, based upon the foregoing considerations, that Subsidiary requires, and that Company has agreed to provide, the services described in Schedule 1 hereto (the “Services”) on the terms and conditions herein contained; and

WHEREAS, the senior management of Subsidiary has reviewed this Agreement carefully, has availed itself to the extent it deemed necessary and appropriate of the advice and services of financial and legal advisers, and has in consultation with such advisers discussed with management of Company its need for the Services, Company’s ability to deliver such Services, and the fairness and reasonableness of the fees to be paid for such Services, and has satisfied itself by its own independent examination of this Agreement and of all facts and opinions deemed relevant to it in its exercise of its prudent and independent business judgment, as to the fairness and reasonableness of the terms and conditions of this Agreement, and has determined this Agreement to be fair and reasonable and in the best interests of Subsidiary and its stockholders, employees, customers, suppliers, creditors, and all other persons having an interest in Subsidiary being operated efficiently, successfully, and profitably.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, and intending to be legally bound, the parties hereto hereby agree as follows:

1.	SERVICES

During the Term (as defined in Article 3), Company will make the Services available to Subsidiary. Under this Agreement, the parties agree that Subsidiary may require certain Services to be performed for and on behalf of Subsidiary’s subsidiaries and that Company may deliver some or all of the Services hereunder by and through Company’s subsidiaries.

2.	ANNUAL SERVICES FEE

In consideration of the Services rendered hereunder, Company shall receive an annual services fee described in Schedule 2 hereto for each fiscal year or part thereof included within the Term (the “Annual Services Fee”).

3.	TERM

The initial term of this Agreement shall commence on the Effective Date and continue for a period of one (1) year, (“Initial Term”). Thereafter this Agreement shall automatically renew for subsequent renewal terms of one (1) year each, (a “Renewal Term”), unless either party shall serve on the other a written notice of its desire to terminate this Agreement prior to the expiration of the then current term. As appropriate, “Term” shall mean the Initial Term and all Renewal Terms.

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4.	MISCELLANEOUS

4.1	Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No party shall assign any or all of its rights, obligations or interests in the Agreement without the prior written consent of the other party.

4.2	Waiver. No exercise or waiver, in whole or in part, of any right or remedy provided for in this Agreement shall operate as a waiver of any other right or remedy, except as otherwise herein provided. No delay on the part of any party in the exercise of any right or remedy hereunder shall operate as a waiver thereof.

4.3	Severability. If any of the provisions of the Agreement shall be held invalid by a court of competent jurisdiction or by any governmental agency having the power to approve or disapprove this Agreement, such adjudication shall not affect the validity or enforceability of the remaining portions of this Agreement.

4.4	Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of Delaware, including such laws with respect to conflicts of laws.

4.5	Corporate Authority. Each party hereto represents and warrants that it has all requisite corporate authority and power to enter into this Agreement and to fulfill its respect obligations hereunder.

4.6	Entire Agreement; Modification. This Agreement together with the Schedules attached hereto constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all other agreements and undertakings, whether oral or written, between the parties hereto with respect to the subject matter hereof. This includes the Services Agreement between: (a) Company and UTGR, Inc. dated January 1, 2014; (b) Company and Mile Hugh USA, Inc. dated January 1, 2014; and (c) Company and Premier Entertainment Biloxi LLC dated July 10, 2014. This Agreement may not be amended, modified, altered, or waived, in whole or in part except by a subsequent writing signed by the parties hereto.

SIGNATURES ON FOLLOWING PAGES

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TWIN RIVER MANAGEMENT GROUP, INC.

By:	/s/ George Papanier
Name:	George Papanier
Title:	President & CEO

UTGR, INC.		MILE HIGH USA, LLC
(dba Bally’s Twin River Lincoln Casino Resort)		(dba Bally’s Arapahoe Park)

By:	/s/ Craig Eaton	By:	/s/ Craig Eaton
Name:	Craig Eaton	Name:	Craig Eaton
Title:	EVP and General Counsel	Title:	EVP and General Counsel

PREMIER ENTERTAINMENT BILOXI LLC		TWIN RIVER – TIVERTON, LLC
(dba Hard Rock Hotel & Casino Biloxi)		(dba Bally’s Tiverton Casino & Hotel)

By:	/s/ Craig Eaton	By:	/s/ Craig Eaton
Name:	Craig Eaton	Name:	Craig Eaton
Title:	EVP and General Counsel	Title:	EVP and General Counsel

DOVER DOWNS, INC.		PREMIER ENTERTAINMENT BLACK HAWK, LLC
(dba Bally’s Dover Casino Resort)		(dba Bally’s Black Hawk North Casino; dba Bally’s Black Hawk West Casino; dba Bally’s Black Hawk East Casino)

By:	/s/ Craig Eaton	By:	/s/ Craig Eaton
Name:	Craig Eaton	Name:	Craig Eaton
Title:	EVP and General Counsel	Title:	EVP and General Counsel

IOC KANSAS CITY, INC		PREMIER ENTERTAINMENT VICKSBURG, LLC
(dba Bally’s Kansas City Casino)		(dba Bally’s Vicksburg Casino & Hotel)

By:	/s/ Craig Eaton	By:	/s/ Craig Eaton
Name:	Craig Eaton	Name:	Craig Eaton
Title:	EVP and General Counsel	Title:	EVP and General Counsel

PREMIER ENTERTAINMENT SHREVEPORT, LLC		PREMIER ENTERTAINMENT AC, LLC
(dba Bally’s Shreveport Casino & Hotel)		(dba Bally’s Atlantic City Casino Resort)

By:	/s/ Craig Eaton	By:	/s/ Craig Eaton
Name:	Craig Eaton	Name:	Craig Eaton
Title:	EVP and General Counsel	Title:	EVP and General Counsel

PREMIER ENTERTAINMENT TAHOE, LLC		AZTAR INDIANA GAMING COMPANY, LLC
dba Bally’s Lake Tahoe Casino Resort)		dba Bally’s Evansville Casino & Hotel)

By:	/s/ Craig Eaton	By:	/s/ Craig Eaton
Name:	Craig Eaton	Name:	Craig Eaton
Title:	EVP and General Counsel	Title:	EVP and General Counsel

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THE ROCK ISLAND BOATWORKS, LLC		TROPICANA LAS VEGAS, INC.
(dba Bally’s Quad Cities Casino & Hotel)

By:	/s/ Craig Eaton	By:	/s/ Craig Eaton
Name:	Craig Eaton	Name:	Craig Eaton
Title:	EVP and General Counsel	Title:	Secretary

BALLY’S CHICAGO OPERATING COMPANY, LLC

By:	/s/ Ameet Patel
Name:	Ameet Patel
Title:	President

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SCHEDULE 1

The Services

Company shall provide to Subsidiary general business support services, including by way of example, but not limitation, the services described below:

•	Production of reports as required to meet all external reporting requirements
•	Certain financial services, including banking services, investor relations assistance, financial reporting, press releases and public information filings
•	Internal auditing services and coordination with Company’s outside independent public accounting firm
•	SEC filing and other regulatory filing assistance
•	Accounting services
•	Treasury and capital market related services
•	Risk management services
•	Tax services
•	Legal services
•	Development related coordination services, including assistance with development consultants
•	Marketing services
•	Human Resources support services
•	Internal compliance services
•	Design and construction services
•	Business development and mergers and acquisition related services
•	Government relation services
•	Public relations services

SCHEDULE 2

Annual Services Fee

Company shall be paid a fee by Subsidiary equal to the salaries, burden, overhead and other operating costs for providing the Services based upon the Subsidiary’s share of those costs calculated by reference to an appropriate common-size metric plus a mark-up of six (6%) percent. However, the fee shall not exceed the amount permitted per any specific regulatory agreement in effect for any Subsidiary for such year.

The fee shall be billed in equal monthly installments with a true-up for any overage or underage at quarter end.

It is the intent of the parties that the foregoing fee reflects current market rates for the Services, and such rates may be reviewed and adjusted accordingly by mutual agreement of the parties from time to time during the Term and as required by Section 482 of the Internal Revenue Code.

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